Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

RVeloCITY, Inc.

Phoenix, Arizona

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 24, 2023, relating to the consolidated financial statements and schedule of RVeloCITY, Inc. dba RVnGO, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Semple, Marchal & Cooper, LLP

Phoenix, Arizona

April 21, 2023